As filed with the Securities and Exchange Commission on December 21, 1999
                                                           (No._____-___)
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 US WATS, Inc.
               (Exact Name of Registrant as Specified in Charter)

           New York                                      22-2055962

  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                              2 Greenwood Square
                          3331 Street Road, Suite 275
                         Bensalem, Pennsylvania 19020

   (Address, including zip code, of registrant's principal executive offices)

                      US WATS, Inc. 1999 Stock Option Plan
                            (Full Title of the Plan)

                                ----------------
                                David B. Hurwitz
                     President and Chief Executive Officer
                                 US WATS, Inc.
                               2 Greenwood Square
                          3331 Street Road, Suite 275
                          Bensalem, Pennsylvania 19020
                                 (215) 244-3433
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copy  to:

                           Michael H. Friedman, Esq.
                              Pepper Hamilton LLP
                             3000 Two Logan Square
                          Eighteenth and Arch Streets
                          Philadelphia, PA 19103-2799

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
 Title of            Amount to be       Proposed maximum       Proposed maximum      Amount of
 securities to be    registered (1)     offering price per     aggregate offering    registration fee
 registered                             share (2)              price (2)
------------------------------------------------------------------------------------------------------
Common Stock               3,000,000            $1.8595          $5,578,500.00          $1,472.72
------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 (a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the US WATS, Inc. 1999 Stock Option Plan for any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the registrant.

(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Shares as reported on the National Association of Securities Dealers, Inc. Automated Quotation System on December 14, 1999.

                                    PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     The Securities and Exchange Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be a part of this registration statement, and information that we file later with the Securities and Exchange Commission will automatically update and, if applicable, supersede this information. We incorporate by reference the documents listed below:

     (a) Our Annual Report on Form 10-K for the year ended December 31, 1998;

     (b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999; June 30, 1999; and September 30, 1999;

     (c) Our Current Reports on Form 8-K filed February 19, 1999; March 16, 1999; June 29, 1999; September 16, 1999; and December 8, 1999;

     (d) The description of our common shares contained in our registration statement on Form S-8 (File No. 33-97558) filed October 7, 1993, including any amendments or reports filed for the purposes of updating such description; and

     (e) All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities
         -------------------------

     The Common Stock, which is the class of securities offered pursuant to this Registration Statement, is registered under the Securities Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

     Not Applicable

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     The Certificate of Incorporation of US WATS, Inc. ("USW") provides for the personal liability of its directors to be eliminated to the fullest extent permitted by applicable law. Under the New York Business Corporation Law ("NYBCL"), a corporation may limit the personal liability of a director to the corporation or its shareholders for damages for any breach of duty in such capacity, except for the liability of any director if a judgment or other final adjudication adverse to him establishes that (i) his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law;
(ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled; or (iii) his acts were in violation of certain provisions concerning dividends, distributions or loans to directors.

     As authorized under the NYBCL, USW's By-Laws require USW to indemnify, and advance or promptly reimburse upon request the expenses of, each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director of USW against judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), penalties, amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his conduct did not meet the then applicable standards, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless USW has given its prior consent to such settlement or other disposition, which consent shall not be unreasonably withheld. No repeal or amendment of the relevant By-Laws shall apply or have any effect on the indemnification of, or advancement of expenses to, any director of USW for or with respect to acts or omissions of such director occurring prior to such repeal or amendment.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

     Not Applicable.

Item 8.  Exhibits
         --------

     Exhibit No.      Description
     -----------      -----------

         5.1            Opinion of Pepper Hamilton LLP
        23.1            Consent of Deloitte & Touche LLP
        23.2 The consent of counsel is contained in the opinion filed as Exhibit 5.1 hereto
        24 Power of Attorney (included on the signature page to the registration statement)


Item 9.  Undertakings
         ------------

         (a)   USW hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

             (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of USW's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of USW pursuant to the foregoing provisions, or otherwise, USW has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable; in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of USW in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, USW will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, USW certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bensalem, Pennsylvania on this 21st day of December, 1999.

                              US WATS, Inc.


                              By:  /s/ David B. Hurwitz
                                   ---------------------------------------------
                                       David B. Hurwitz
                                       President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David B. Hurwitz and James M. Rossi his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of USW and in the capacities and on the dates indicated.


Signature               Title                                  Date
---------               -----                                  ----

/s/ David B. Hurwitz    President and Chief Executive Officer  December 21, 1999
----------------------  (Principal Executive Officer)
David B. Hurwitz

/s/ Murray Goldberg     Director                               December 21, 1999
----------------------
Murray Goldberg

/s/ Artie Regan         Director and Secretary                 December 21, 1999
----------------------
Artie Regan

/s/ Walt Anderson       Director                               December 21, 1999
----------------------
Walt Anderson

/s/ James M. Rossi      Director                               December 21, 1999
----------------------
James M. Rossi

/s/ Dominic J. Romano   Director                               December 21, 1999
----------------------
Dominic J. Romano

/s/ Michael McAnulty    Chief Financial Officer                December 21, 1999
----------------------  (Principal Financial and Accounting
Michael McAnulty        Officer)

                               Index of Exhibits


Exhibit No.         Description
-----------         -----------

 5.1                Opinion of  Pepper Hamilton LLP

 23.1               Consent of Deloitte & Touche LLP

                                                                     Exhibit 5.1

                        [Pepper Hamilton LLP Letterhead]

US WATS, Inc.
2 Greenwood Square
3331 Street Road, Suite 275
Bensalem, Pennsylvania 19020

                              December 21, 1999

   Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") of US WATS, Inc., a New York corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 3,000,000 shares of common stock, $0.001 par value per share (the "Shares"), of the Company pursuant to the Company's 1999 Stock Option Plan (the "Plan").

          In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. In rendering the opinion expressed below, we have assumed that the Shares issued pursuant to the Plan plus other issued and outstanding shares of the Company's common stock, $0.001 par value per share, do not exceed the number of shares of the Company's common stock, $0.001 par value per share, that are authorized under the Company's Certificate of Incorporation. The opinion expressed herein is based exclusively on the applicable provisions of the New York Business Corporation Law and federal securities laws as in effect on the date hereof.

          On the basis of the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By providing such consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,


                              /s/ Pepper Hamilton LLP
                              ---------------------------
                              PEPPER HAMILTON LLP

                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 1999, appearing in the annual report of US WATS, Inc. for the year ended December 31, 1998 on Form 10-K.


/s/ DELOITTE & TOUCHE LLP
--------------------------

Philadelphia, Pennsylvania
December 20, 1999